UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2013

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously announced, on October 9, 2013, Chemtura Corporation, Chemtura Holdings GmbH, Great Lakes Chemical Corporation and Great Lakes Chemical (Netherlands) B.V. (collectively, “Chemtura” or the “Company”) entered into a Stock Purchase Agreement (“SPA”) with KIK Custom Products Inc. (“KIK”), a Delaware corporation and KCP Corporate Holdings Inc., a Delaware corporation and affiliate of KIK, to sell its Consumer Products business to KIK for $315 million and the assumption by KIK of pension, environmental and other liabilities. The purchase price was payable in cash and subject to certain customary pre- and post-closing adjustments, including for working capital and assumed pension liabilities.

On December 31, 2013 (the “Closing Date”), Chemtura and KIK entered into an amendment to the SPA (the “Amendment”), which, among other things, reduced the pre-adjustment purchase price to $300 million. On the Closing Date, Chemtura completed the sale of its Consumer Products business to KIK. The purchase price is subject to a post-closing adjustment for working capital and assumed pension liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the SPA, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated October 10, 2013 and incorporated herein by reference.

On January 2, 2014, Chemtura issued a press release announcing the closing of the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release issued by Chemtura, dated January 2, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date:	January 2, 2014

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release issued by Chemtura, dated January 2, 2014.